Exhibit 99.1

BioCardia Regains Compliance with Nasdaq Listing Requirements

Sunnyvale, Calif. – October 2, 2025 - BioCardia, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, announces it has regained compliance with the Nasdaq Capital Market’s Listing Requirements (the “Listing Requirements”). This confirmation follows the Company’s successful efforts to improve its balance sheet, including raising new capital to continue development of its therapeutic candidates and advance its approved products.

Specifically, on October 1, 2025, BioCardia received written notice (the “Notice”) from Nasdaq confirming that the Nasdaq Staff has determined the Company complies with Listing Rule 5550(b)(1), (the “Equity Rule”). Accordingly, the Company’s securities will continue to be listed on the Nasdaq Capital Market under the symbol “BCDA.”

About BioCardia:

BioCardia, Inc., headquartered in Sunnyvale, California, is a global leader in cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP® autologous and CardiALLO™ allogeneic cell therapies are the Company’s biotherapeutic platforms with three clinical stage product candidates in development. These therapies are enabled by its Helix™ biotherapeutic delivery and Morph® vascular navigation product platforms, and soon the Heart3DTM fusion imaging platform. BioCardia selectively partners on biotherapeutic delivery with peers developing important biologic therapies. For more information visit www.biocardia.com.

Forward Looking Statements

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to the Company’s continued ability to raise capital to continue development of its therapeutic candidates and advance its approved products and maintain compliance with Listing Requirements. These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release as a result of one or more risk factors. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 26, 2025, under the caption titled “Risk Factors” and in its subsequently filed Quarterly Reports on Form 10-Q. BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Media Contact:

Miranda Peto, Investor Relations

Email: mpeto@biocardia.com

Phone: 650-226-0120

Investor Contact:

David McClung, Chief Financial Officer

Email: investors@biocardia.com

Phone: 650-226-0120